UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

KBS REAL ESTATE INVESTMENT TRUST II, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Proxy Statement and Notice of Annual Meeting of Stockholders

To Be Held February 26, 2019

SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS

Dear Stockholder:

On Tuesday, February 26, 2019, KBS Real Estate Investment Trust II, Inc. (“we” or “us”) will hold the annual meeting of stockholders at the offices of KBS, 800 Newport Center Drive, First Floor, Suite 140 Conference Center, Newport Beach, California 92660. The annual meeting will begin at 2:00 p.m. Pacific. Directions to the annual meeting can be obtained by calling (949) 417-6500.

We are holding the annual meeting of stockholders for the following purposes:

1.	To elect five directors to hold office for one-year terms.
The board of directors recommends a vote FOR each nominee.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.
The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

In addition, we will attend to such other business as may properly come before the annual meeting and any adjournment or postponement thereof. The board of directors does not know of any matters that may be voted upon at the annual meeting other than the matters set forth above.

The board of directors has selected December 4, 2018 as the record date for determining stockholders entitled to vote at the annual meeting.

We have elected to provide access to our proxy materials to certain of our stockholders over the Internet under the Securities and Exchange Commission’s “notice and access” rules. On or about December 17, 2018, we expect to mail to certain of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on (1) how to access our proxy materials, including our proxy statement and 2017 annual report to stockholders, via the Internet, (2) how to vote online and (3) how to request a paper copy of our proxy materials. We expect to mail a paper copy of our proxy materials to our other stockholders on or about December 17, 2018.

Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet; (2) by telephone; or (3) if you receive a paper copy of our proxy materials, by mail, using the paper proxy card.

YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 26, 2019:

Our proxy statement, form of proxy card and 2017 annual report to stockholders are also available at

www.proxyvote.com, and can be accessed by using the 16-digit control number and following the instructions located on the Notice of Internet Availability of Proxy Materials or proxy card, as applicable.

By Order of the board of directors

Jeffrey K. Waldvogel Secretary

Newport Beach, California

December 17, 2018

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials or a paper copy of the proxy materials?

A:

You owned shares of record of our common stock at the close of business on December 4, 2018, the record date for the annual meeting of stockholders, and, therefore, are entitled to vote at the annual meeting of stockholders. The board of directors is soliciting your proxy to vote your shares at the annual meeting. Pursuant to the rules adopted by the Securities and Exchange Commission (“SEC”), we may furnish our proxy materials over the Internet to some or all of our stockholders. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials on or about December 17, 2018 to certain stockholders. The Notice of Internet Availability of Proxy Materials summarizes the information you need to know to access our proxy materials via the Internet and vote your shares by proxy or in person at the annual meeting. For all other stockholders, we mailed a paper copy of our proxy materials on or about December 17, 2018. Our proxy statement includes information that we are required to provide to you under the rules of the SEC and is designed to assist you in voting. You do not need to attend the annual meeting in person in order to vote.

Q:	What is a proxy?

A:

A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing Peter M. Bren, Charles J. Schreiber, Jr., Jeffrey K. Waldvogel and Stacie K. Yamane, each of whom is one of our executive officers, as your proxies, and you are giving them permission to vote your shares of common stock at the annual meeting. The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions.

If you submit your proxy without instructions, they will vote:

(1)	FOR all of the director nominees, and
(2)	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

With respect to any other proposals to be voted upon, the appointed proxies will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion. It is important for you to submit your proxy via the Internet or by telephone or return your paper proxy card to us (if you are in receipt of one) as soon as possible, whether or not you plan on attending the annual meeting.

Q:	When is the annual meeting and where will it be held?

A:

The annual meeting will be held on Tuesday, February 26, 2019, at 2:00 p.m. Pacific, at the offices of KBS, 800 Newport Center Drive, First Floor, Suite 140 Conference Center, Newport Beach, California 92660.

Q:	Who is entitled to vote at the annual meeting?

A:

Anyone who is a stockholder of record at the close of business on December 4, 2018, the record date, or holds a valid proxy for the annual meeting, is entitled to vote at the annual meeting. In order to be admitted to the annual meeting, you must present proof of ownership of our stock on the record date. Such proof can consist of: a brokerage statement or letter from a broker indicating ownership on December 4, 2018; a proxy card; a voting instruction form; or a legal proxy provided by your broker or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership.

Note that KBS Capital Advisors LLC, our external advisor (the “Advisor”), which owned 20,000 shares of our common stock as of the record date, has agreed to abstain from voting any shares it owns in any vote for the election of directors.

Q:	Will my vote make a difference?

A:

Yes. Your vote could affect the proposals described in this proxy statement. Moreover, your vote is needed to ensure that the proposals described in this proxy statement can be acted upon. Because we are a widely held company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:	How many shares of common stock are outstanding?

A:

As of December 4, 2018, there were 186,571,562 shares of our common stock issued and outstanding and entitled to be cast at the annual meeting. However, as stated above, the Advisor has agreed to abstain from voting any shares it owns in any vote for the election of directors.

Q:	What constitutes a quorum?

A:

A quorum consists of the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. No business may be conducted at the annual meeting if a quorum is not present. If you submit your proxy, even if you abstain from voting, then you will still be considered part of the quorum.

If a quorum is not present at the annual meeting, the chairman of the meeting may adjourn the annual meeting to another date, time or place, not later than 120 days after the original record date of December 4, 2018. Notice need not be given of the new date, time or place if announced at the annual meeting before an adjournment is taken.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of common stock you held as of the record date.

Q:	What may I vote on?

A:	You may vote on:

(1)	the election of the nominees to serve on the board of directors; and
(2)	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

In addition, you may vote on such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Q:	How does the board of directors recommend I vote on the proposals?

A:	The board of directors recommends that you vote:

(1)	FOR each of the nominees for election as director who is named in this proxy statement; and

(2)	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Q:	How can I vote?

A:

Stockholders can vote in person at the annual meeting, as described above under “Who is entitled to vote at the annual meeting?”, or by proxy. Stockholders have the following three options for submitting their votes by proxy:

(1)

via the Internet, by accessing the website and following the instructions indicated on the paper proxy card (if you are in receipt of one), or provided in the Notice of Internet Availability of Proxy Materials;

(2)

by telephone, by calling the telephone number and following the instructions indicated on the paper proxy card (if you are in receipt of one), or provided in the Notice of Internet Availability of Proxy Materials; or

(3)	by mail, by completing, signing, dating and returning the paper proxy card, if you receive a paper copy of our proxy materials.

For those stockholders with Internet access, we encourage you to vote by proxy via the Internet, since it is quick, convenient and provides a cost savings to us. When you vote by proxy via the Internet or by telephone prior to the annual meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the Notice of Internet Availability of Proxy Materials or the paper proxy card (if you are in receipt of one).

If you elect to attend the annual meeting, you can submit your vote in person as described above under “Who is entitled to vote at the annual meeting?”, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded.

Q:	What if I submit my proxy and then change my mind?

A:	You have the right to revoke your proxy at any time before the annual meeting by:

(1)	notifying Mr. Waldvogel, our Secretary;
(2)	attending the annual meeting and voting in person as described above under “Who is entitled to vote at the annual meeting?”;
(3)	returning a paper proxy card dated after your first proxy vote, if we receive it before the annual meeting date; or
(4)	recasting your proxy vote via the Internet or by telephone.

Only the most recent proxy vote will be counted and all others will be discarded regardless of the method of voting. If a broker or other nominee holds your stock on your behalf, you must contact your broker, bank or other nominee to change your vote.

Q:	What are the voting requirements to elect the board of directors?

A:

With regard to the election of directors, you may vote “FOR ALL” of the nominees, you may withhold your vote for all of the nominees by voting “WITHHOLD ALL,” or you may vote for all of the nominees except for certain nominees by voting “FOR ALL EXCEPT” and listing the corresponding number of the nominee(s) for whom you want your vote withheld in the space provided on the proxy card. Under our charter, a majority of the shares of common stock present in person or by proxy at an annual meeting at which a quorum is present is required for the election of the directors. This means that, of the shares of common stock present in person or by proxy at an annual meeting, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to the board of directors. Because of this majority vote requirement, “withhold” votes and broker non-votes (discussed below) will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified. If you submit a proxy card with no further instructions, your shares will be voted FOR each of the nominees.

Q:	What are the voting requirements for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018?

A:

With regard to the proposal relating to the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018, you may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the proposal. Under our bylaws, a majority of the votes cast at an annual meeting at which a quorum is present is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018. Abstentions will not count as votes actually cast with respect to determining if a majority vote is obtained under our bylaws and will have no effect on the determination of this proposal. If you submit a proxy card with no further instructions, your shares will be voted FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Q:	What is a “broker non-vote”?

A:

A “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that particular proposal and has not received instructions from the beneficial owner. There is one proposal for our stockholders’ consideration at the annual meeting on which brokers do not have discretionary voting power, which is the election of directors. Thus, beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with the election of directors at the annual meeting. However, even without such instructions, the shares of beneficial owners will be treated as present for the purpose of establishing a quorum if the broker votes such shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018, which proposal is a routine matter with respect to which brokers have discretionary authority to vote.

Your broker will send you information to instruct it on how to vote on your behalf. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain a voting instruction card. Your vote is important to the success of the proposals. We encourage all of our stockholders whose shares are held by a broker to provide their brokers with instructions on how to vote.

Q:	How will voting on any other business be conducted?

A:

Although we do not know of any business to be considered at the annual meeting other than the proposals described herein, if any other business is properly presented at the annual meeting, your submitted proxy gives authority to Messrs. Bren, Schreiber and Waldvogel and Ms. Yamane, and each of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q:	When are the director nominations and stockholder proposals for the next annual meeting of stockholders due?

A:

Any proposals by stockholders for inclusion in our proxy solicitation material for our next annual meeting of stockholders must be received by our Secretary, Mr. Waldvogel, at our executive offices no later than August 19, 2019. However, if we hold our next annual meeting before January 27, 2020 or after March 27, 2020, stockholders must submit proposals for inclusion in our next proxy statement within a reasonable time before we begin to print our proxy materials. The mailing address of our executive offices is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660. If a stockholder wishes to present a proposal at our next annual meeting, whether or not the proposal is intended to be included in our next proxy materials, our bylaws require that the stockholder give advance written notice to our Secretary by September 18, 2019.

Q:	How are proxies being solicited?

A:

In addition to mailing proxy solicitation materials, including the Notice of Internet Availability of Proxy Materials, our directors and employees of the Advisor or its affiliates may also solicit proxies in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate. Additionally, we have retained Broadridge Financial Solutions, Inc. (“Broadridge”), a proxy solicitation firm, to assist us in the proxy solicitation process. If you need any assistance, or have any questions regarding the proposals or how to cast your vote, you may contact Broadridge at (844) 858-7384.

Our directors and employees of the Advisor or its affiliates will not be paid any additional compensation for soliciting proxies. We will pay all of the costs of soliciting these proxies, including the cost of Broadridge’s services. We anticipate that, for Broadridge’s solicitation services, we will pay approximately $10,000, plus reimbursement of Broadridge’s out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to you.

Q.	What should I do if I receive more than one set of voting materials for the annual meeting?

A.

You may receive more than one set of voting materials for the annual meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card and voting instruction form. For each and every proxy card and voting instruction form that you receive, please authorize a proxy as soon as possible using one of the following methods:

(1)

via the Internet, by accessing the website and following the instructions indicated on the paper proxy card (if you are in receipt of one), or provided in the Notice of Internet Availability of Proxy Materials;

(2)

by telephone, by calling the telephone number and following the instructions indicated on the paper proxy card (if you are in receipt of one), or provided in the Notice of Internet Availability of Proxy Materials; or

(3)	by mail, by completing, signing, dating and returning the paper proxy card if you receive a paper copy of our proxy materials.

Q.	What should I do if only one set of voting materials for the annual meeting is sent and there are multiple stockholders in my household?

A.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement to you if you contact us at (949) 417-6500.

Q.	How can I find out the results of the voting at the annual meeting?

A.

We will file a Current Report on Form 8-K within four business days after the annual meeting to announce voting results. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Q.	Who can help answer my questions?

A.

If you have any questions about the annual meeting, the election of directors or the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, how to submit your proxy, or if you need additional copies of this proxy statement or the paper proxy card or voting instructions, you should contact us or Broadridge.

KBS Real Estate Investment Trust II, Inc. 800 Newport Center Drive, Suite 700 Newport Beach, California (949) 417-6500 Attn: Client Services	Broadridge Financial Solutions, Inc. (844) 858-7384

Q:	Where can I find more information?

A:

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the website maintained by the SEC at www.sec.gov. Our SEC filings are also available to the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information regarding the public reference facilities.

CERTAIN INFORMATION ABOUT MANAGEMENT

The Board of Directors

We operate under the direction of the board of directors. The board of directors oversees our operations and makes all major decisions concerning our business. During 2017, the board of directors held 10 meetings, participated in one joint meeting with the board of directors of an affiliated entity, acted by unanimous consent on three occasions and acted by joint unanimous consent with the conflicts committee on two occasions. For biographical information regarding our directors, see “ – Executive Officers and Directors” below.

There are three committees of the board of directors: the audit committee, the conflicts committee and the Special Committee (defined below). Information regarding the audit committee, the conflicts committee and the Special Committee is set forth below.

Board Leadership Structure

The board of directors currently is composed of two individuals who control and indirectly own our sponsor, Messrs. Schreiber and McMillan, and three independent directors that meet the independence criteria as specified in our charter. Unless otherwise specified, all references to independent directors in this proxy statement refer to compliance with the independent director criteria as specified in our charter, as set forth on Appendix A attached hereto. Our charter provides that a majority of the seats on the board of directors will be for independent directors. The board composition and the corporate governance provisions in our charter ensure strong oversight by independent directors. The board of directors’ three committees, the audit committee, the conflicts committee and the Special Committee, are composed entirely of independent directors. Our company is led by Mr. Schreiber, who has served as Chairman of the Board and our Chief Executive Officer since our inception in 2007. Although the board of directors has not established a policy on whether the role of Chairman of the Board and Chief Executive Officer should be combined, in practice the board of directors has found that having a combined Chairman of the Board and Chief Executive Officer role allows for more productive board meetings. As Chairman of the Board, Mr. Schreiber is responsible for leading board meetings and meetings of stockholders, generally setting the agendas for board meetings (subject to the requests of other directors) and providing information to the other directors in advance of meetings and between meetings. Mr. Schreiber’s direct involvement in our operations makes him best positioned to lead strategic planning sessions and determine the time allocated to each agenda item in discussions of our short- and long-term objectives. As a result, the board of directors currently believes that maintaining a structure that combines the roles of Chairman of the Board and Chief Executive Officer is the appropriate leadership structure for our company. We do not currently have a policy requiring the appointment of a lead independent director as all of our independent directors are actively involved in board meetings.

The Role of the Board of Directors in our Risk Oversight Process

Our executive officers and the Advisor are responsible for the day-to-day management of risks we face, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. No less than quarterly, the entire board of directors reviews information regarding our liquidity, credit, operations, regulatory compliance and compliance with covenants in our material agreements, as well as the risks associated with each. In addition, each year the board of directors reviews significant variances between our current portfolio business plan and our original underwriting analysis and each quarter the directors review significant variances between our current results and our projections from the prior quarter, review all significant changes to our projections for future periods and discuss risks related to our portfolio. The audit committee oversees risk management in the areas of financial reporting and internal controls. The conflicts committee manages risks associated with the independence of the independent directors and potential conflicts of interest involving the Advisor and its affiliates. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks as well as through regular reports directly from the executive officers responsible for oversight of particular risks to us.

Director Independence

A majority of our board of directors, Messrs. Dritley and Gabriel and Ms. Cambon, meet the independence criteria as specified in our charter, as set forth on Appendix A attached hereto. In addition, and although our shares are not listed for trading on any national securities exchange, two of our directors, and all of the members of the audit committee, a majority of the conflicts committee and a majority of the Special Committee, are “independent” as defined by the New York Stock Exchange. The board of directors has affirmatively determined that Jeffrey A. Dritley and Stuart A. Gabriel, Ph.D. each satisfies the New York Stock Exchange independence standards. On June 13, 2018, an affiliate of the Advisor offered Ms. Cambon the positions of chief executive officer and chief investment officer of the external manager of a to-be-launched KBS-sponsored fund. On June 14, 2018, Ms. Cambon verbally accepted the offer, subject to mutual agreement of written documentation of all terms. Until Ms. Cambon’s official appointment as chief executive officer and chief investment officer of the external manager, Ms. Cambon will continue to meet the independent director criteria as specified in our charter. As a result of her acceptance of this offer, our board of directors determined that Ms. Cambon was no longer “independent” as defined under the rules of the New York Stock Exchange, and Ms. Cambon resigned from the audit committee in July 2018. In addition, Ms. Cambon has agreed to recuse herself from the review, deliberation and approval of all matters that could raise a potential conflict of interest.

In determining that Professor Gabriel is independent under the New York Stock Exchange independence standards, the board of directors considered that (i) Peter M. Bren, one of our executive officers and a director nominee, is a member of the UCLA Anderson School of Management Board of Advisors and is a founding member of the Richard S. Ziman Center for Real Estate at the UCLA Anderson School of Management, (ii) Professor Gabriel is a Director of the Richard S. Ziman Center for Real Estate and Professor of Finance and Arden Realty Chair at the UCLA Anderson School of Management and (iii) in March 2012, Mr. Bren pledged a gift of $1.25 million to the Richard S. Ziman Center for Real Estate at the UCLA Anderson School of Management. The contribution by Mr. Bren was made over five years in the amount of $250,000 per year. In addition, the board of directors considered that in 2017 Mr. Bren made an additional contribution to the Richard S. Ziman Center for Real Estate at the UCLA Anderson School of Management in the amount of $250,000. Because these contributions were made to a tax exempt entity and the contributions did not exceed $250,000 in any year, the board of directors determined that these contributions were not material and Professor Gabriel met the New York Stock Exchange independence standards.

The Audit Committee

General

The audit committee’s function is to assist the board of directors in fulfilling its responsibilities by overseeing (i) our accounting and financial reporting processes, (ii) the integrity of our financial statements, (iii) our independent registered public accounting firm’s qualifications, performance and independence, and (iv) the performance of our internal audit function. The audit committee fulfills these responsibilities primarily by carrying out the activities enumerated in the audit committee charter. The audit committee updated and revised the audit committee charter in August 2016. The audit committee charter is available on our website at www.kbsreitii.com.

The members of the audit committee are Jeffrey A. Dritley and Stuart A. Gabriel, Ph.D. (chair). The board of directors has determined that all of the members of the audit committee are “independent” as defined by the New York Stock Exchange. All of the members of the audit committee have significant financial and/or accounting experience, and the board of directors has determined that all of the members of the audit committee satisfy the SEC’s requirements for an “audit committee financial expert.” During 2017, the audit committee held five meetings and participated in one joint meeting with the audit committees of certain affiliated entities.

Independent Registered Public Accounting Firm

During the year ended December 31, 2017, Ernst & Young LLP served as our independent registered public accounting firm and provided certain tax and other services. Ernst & Young LLP has served as our independent registered public accounting firm since our formation. We expect that Ernst & Young LLP representatives will be present at the annual meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the Ernst & Young LLP representatives will be available to respond to appropriate questions posed by stockholders. The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2018. The audit committee may, however, select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in our best interest. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws.

Pre-Approval Policies

In order to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence, the audit committee charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent registered public accounting firm, as well as all permitted non-audit services. In determining whether or not to pre-approve services, the audit committee considers whether the service is a permissible service under the rules and regulations promulgated by the SEC. The audit committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by our independent registered public accounting firm, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting.

For the years ended December 31, 2017 and 2016, all services rendered by Ernst & Young LLP were pre-approved in accordance with the policies and procedures described above.

Principal Independent Registered Public Accounting Firm Fees

The audit committee reviewed the audit and non-audit services performed by Ernst & Young LLP, as well as the fees charged by Ernst & Young LLP for such services. In its review of the non-audit service fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young LLP. The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by Ernst & Young LLP for the years ended December 31, 2017 and 2016, are set forth in the table below.

	2017	2016
Audit fees	$519,500	$480,000
Audit-related fees	–	–
Tax fees	102,120	105,865
All other fees	570	285

Total	$622,190	$586,150

For purposes of the preceding table, Ernst & Young LLP’s professional fees are classified as follows:

•

Audit fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by Ernst & Young LLP in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

•

Audit-related fees – These are fees for assurance and related services that traditionally are performed by independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•

Tax fees – These are fees for all professional services performed by professional staff in our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the U.S. Internal Revenue Service (the “IRS”) and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All other fees – These are fees for any services not included in the above-described categories.

Report of the Audit Committee

The function of the audit committee is oversight of the financial reporting process on behalf of the board of directors. Management has responsibility for the financial reporting process, including the system of internal control over financial reporting, and for the preparation, presentation and integrity of our financial statements. In addition, our independent registered public accounting firm devotes more time and has access to more information than does the audit committee. Membership on the audit committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. Accordingly, in fulfilling their responsibilities, it is recognized that members of the audit committee are not, and do not represent themselves to be, performing the functions of auditors or accountants.

In this context, the audit committee reviewed and discussed the 2017 audited financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee discussed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles (“GAAP”), the matters required to be discussed by AS 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The audit committee received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and discussed with Ernst & Young LLP their independence from us. In addition, the audit committee considered whether Ernst & Young LLP’s provision of non-audit services is compatible with Ernst & Young LLP’s independence.

Based on these reviews and discussions, the audit committee recommended to the board of directors that the 2017 audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

December 3, 2018	The Audit Committee of the Board of Directors:
Jeffrey A. Dritley and Stuart A. Gabriel, Ph.D.

The foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

The Conflicts Committee

General

The members of the conflicts committee are Barbara R. Cambon (chair), Jeffrey A. Dritley and Stuart A. Gabriel, Ph.D., all of whom meet the independence criteria as specified in our charter. In addition, Messrs. Dritley and Gabriel are “independent” as defined by the New York Stock Exchange.

Our charter empowers the conflicts committee to act on any matter permitted under Maryland law if the matter at issue is such that the exercise of independent judgment by directors who are affiliates of the Advisor could reasonably be compromised. Among the duties of the conflicts committee are the following:

•	reviewing and reporting on our policies;
•	approving transactions with affiliates and reporting on their fairness to us;
•	supervising and evaluating the performance and compensation of the Advisor;
•	reviewing our expenses and determining that they are reasonable and within the limits prescribed by our charter;
•	approving borrowings in excess of the total liabilities limit set forth in our charter; and
•	discharging the board of directors’ responsibilities relating to compensation.

The primary responsibilities of the conflicts committee are enumerated in our charter. The conflicts committee does not have a separate committee charter. During 2017, the conflicts committee held 10 meetings, participated in three joint meetings with the conflicts committee of an affiliated entity, acted by unanimous consent on two occasions and acted by joint unanimous consent with the board of directors on two occasions.

Oversight of Executive Compensation

As noted above, the conflicts committee discharges the board of directors’ responsibilities relating to the compensation of our executives. However, we do not have any paid employees and our executive officers do not receive any compensation directly from us. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in, the Advisor, and/or its affiliates and our executive officers are compensated by these entities, in part, for their services to us or our subsidiaries. See “– Certain Transactions with Related Persons” for a discussion of the fees paid to the Advisor and its affiliates.

Our Policy Regarding Transactions with Related Persons

Our charter requires the conflicts committee to review and approve all transactions between us and the Advisor, any of our officers or directors or any of their affiliates. Prior to entering into a transaction with a related party, a majority of the conflicts committee must conclude that the transaction is fair and reasonable to us. In addition, our Code of Conduct and Ethics lists examples of types of transactions with related parties that would create prohibited conflicts of interest and requires our officers and directors to be conscientious of actual and potential conflicts of interest with respect to our interests and to seek to avoid such conflicts or handle such conflicts in an ethical manner at all times consistent with applicable law. Our executive officers and directors are required to report potential and actual conflicts to the Compliance Officer, currently the Advisor’s Chief Audit Executive, via the Ethics Hotline, or directly to the audit committee chair, as appropriate.

Certain Transactions with Related Persons

As described further below, we have entered into agreements with certain affiliates pursuant to which they provide services to us. Messrs. Bren, Schreiber and McMillan and Keith D. Hall, control and indirectly own KBS Holdings LLC, our sponsor. KBS Holdings is the sole owner of the Advisor and the entity that acted as the dealer manager of our public offering, KBS Capital Markets Group LLC (the “Dealer Manager”). Messrs. Bren and Schreiber are also our executive officers. The Advisor has three managers: an entity owned and controlled by Mr. Bren; an entity owned and controlled by Messrs. Hall and McMillan; and an entity owned and controlled by Mr. Schreiber.

Our Relationship with the Advisor. Since our inception, the Advisor has provided day-to-day management of our business. Among the services that are provided or have been provided by the Advisor under the terms of the advisory agreement are the following:

•	finding, presenting and recommending to us real estate and real estate-related investment opportunities consistent with our investment policies and objectives;
•	structuring the terms and conditions of our investments, sales and joint ventures;
•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;
•	sourcing and structuring our loan originations and acquisitions;
•	arranging for financing and refinancing of our properties and our other investments;
•	entering into leases and service contracts for our properties;
•	supervising and evaluating each property manager’s performance;
•	reviewing and analyzing the properties’ operating and capital budgets;
•	assisting us in obtaining insurance;
•	generating an annual budget for us;
•	reviewing and analyzing financial information for each of our assets and our overall portfolio;

•

formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;
•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;
•	engaging in and supervising the performance of our agents, including our registrar and transfer agent; and
•	performing any other services reasonably requested by us.

The Advisor is subject to the supervision of the board of directors and only has such authority as we may delegate to it as our agent. The advisory agreement has a one-year term expiring May 21, 2019, subject to an unlimited number of successive one-year renewals upon the mutual consent of the parties. From January 1, 2017 through December 31, 2017 and from January 1, 2018 through the most recent date practicable, which was October 31, 2018, we compensated the Advisor as set forth below.

With respect to investments in real estate, we pay the Advisor a monthly asset management fee equal to one-twelfth of 0.75% of the amount paid or allocated to acquire the investment, plus the cost of any subsequent development, construction or improvements to the property. This amount includes any portion of the investment that was debt financed and is inclusive of acquisition fees and expenses related thereto. In the case of investments made through joint ventures, the asset management fee is determined based on our proportionate share of the underlying investment. With respect to investments in loans and any investments other than real estate, we pay the Advisor a monthly asset management fee calculated, each month, as one-twelfth of 0.75% of the lesser of (i) the amount paid or allocated to acquire or fund the loan or other investment (which amount includes any portion of the investment that was debt financed and is inclusive of acquisition or origination fees and expenses related thereto) and (ii) the outstanding principal amount of such loan or other investment, plus the acquisition or origination fees and expenses related to the acquisition or funding of such investment, as of the time of calculation. Asset management fees from January 1, 2017 through December 31, 2017 totaled approximately $11.6 million, and asset management fees from January 1, 2018 through October 31, 2018 totaled approximately $9.1 million, all of which had been paid as of October 31, 2018.

Under the advisory agreement, the Advisor and its affiliates have the right to seek reimbursement from us for all costs and expenses they incur in connection with their provision of services to us, including our allocable share of the Advisor’s overhead, such as rent, employee costs, utilities, accounting software and cybersecurity costs. We reimburse the Advisor for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us. In the future, the Advisor may seek reimbursement for additional employee costs. However, we will not reimburse the Advisor or its affiliates for employee costs in connection with services for which the Advisor earns acquisition, origination or disposition fees (other than reimbursement of travel and communication expenses) or for the salaries and benefits the Advisor or its affiliates may pay to our executive officers. From January 1, 2017 through December 31, 2017, we incurred $238,000 of operating expenses reimbursable to the Advisor, including $213,000 of employee costs, of which $84,000 was payable as of December 31, 2017, and from January 1, 2018 through October 31, 2018, we incurred $271,000 of operating expenses reimbursable to the Advisor, including $200,000 of employee costs, of which $70,000 was payable as of October 31, 2018. We also reimburse the Advisor for certain of our direct costs incurred from third parties that were initially paid by the Advisor on our behalf.

For substantial assistance in connection with the sale of properties or other investments, we pay the Advisor or its affiliates 1.0% of the contract sales price of each property or other investment sold; provided, however, in no event may aggregate disposition fees paid to the Advisor, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price. From January 1, 2017 through December 31, 2017, we incurred $0.9 million of disposition fees, and from January 1, 2018 through October 31, 2018, we incurred $1.0 million of disposition fees, all of which had been paid as of October 31, 2018.

From January 1, 2017 through December 31, 2017 and from January 1, 2018 through October 31, 2018, the Advisor reimbursed us $0.1 million and $0.1 million for property insurance rebates, respectively.

Our Relationship with the Dealer Manager. We have entered into a fee reimbursement agreement (the “AIP Reimbursement Agreement”) with the Dealer Manager pursuant to which we agreed to reimburse the Dealer Manager for certain fees and expenses it incurs for administering our participation in the DTCC Alternative Investment Product Platform with respect to certain accounts of our stockholders serviced through the platform. From January 1, 2017 through December 31, 2017, we incurred and paid $85,000 of costs and expenses related to the AIP Reimbursement Agreement, and from January 1, 2018 through October 31, 2018, we incurred $78,000 and paid $64,000 of costs and expenses related to the AIP Reimbursement Agreement.

Our Relationship with other KBS-Affiliated Entities. On January 6, 2014, we, together with KBS Real Estate Investment Trust, Inc. (“KBS REIT I”), KBS Real Estate Investment Trust III, Inc. (“KBS REIT III”), KBS Strategic Opportunity REIT, Inc. (“KBS Strategic Opportunity REIT”), KBS Strategic Opportunity REIT II, Inc. (“KBS Strategic Opportunity REIT II”), KBS Legacy Partners Apartment REIT, Inc. (“KBS Legacy Partners Apartment REIT”), the Dealer Manager, the Advisor and other KBS-affiliated entities, entered into an errors and omissions and directors and officers liability insurance program where the lower tiers of such insurance coverage are shared. The cost of these lower tiers is allocated by the Advisor and its insurance broker among each of the various entities covered by the program, and is billed directly to each entity. The allocation of these shared coverage costs is proportionate to the pricing by the insurance marketplace for the first tiers of directors and officers liability coverage purchased individually by each REIT. The Advisor’s and the Dealer Manager’s portion of the shared lower tiers’ cost is proportionate to the respective entities’ prior cost for the errors and omissions insurance. In June 2015, KBS Growth & Income REIT, Inc. (“KBS Growth & Income REIT”) was added to the insurance program at terms similar to those described above. In June 2018, we renewed our participation in the program. At renewal, KBS Strategic Opportunity REIT, KBS Strategic Opportunity REIT II and KBS Legacy Partners Apartment REIT elected to cease participation in the program and obtained separate insurance coverage. The program is effective through June 30, 2019. KBS REIT I elected to cease participation in the program at the June 2017 renewal and obtained separate insurance coverage.

During the year ended December 31, 2017 and from January 1, 2018 through October 31, 2018, no other transactions occurred between us and KBS REIT I, KBS REIT III, KBS Strategic Opportunity REIT, KBS Strategic Opportunity REIT II, KBS Legacy Partners Apartment REIT, KBS Growth & Income REIT, the Advisor, the Dealer Manager or other KBS-affiliated entities.

The Special Committee

On January 27, 2016, the board of directors formed a special committee (the “Special Committee”) composed of all of our then independent directors to explore the availability of strategic alternatives involving us. Mr. Dritley was appointed to the Special Committee on October 31, 2017 upon his appointment to the board of directors. As part of the process of exploring strategic alternatives, on February 23, 2016, the Special Committee engaged Evercore Group L.L.C. (“Evercore”) to act as our financial advisor and to assist us and the Special Committee with this process. Under the terms of the engagement, Evercore provided various financial advisory services, as requested by the Special Committee as customary for an engagement in connection with exploring strategic alternatives. Although the Special Committee has engaged Evercore to assist us and the Special Committee with the exploration of strategic alternatives for us, we are not obligated to enter into any particular transaction or any transaction at all.

The Special Committee determined that it would be in our best interest and the best interest of our stockholders to market some of our assets for sale while it continues to explore strategic alternatives for us. Based on the results of this sales effort, the board of directors may conclude that it would be in our best interest and the best interest of our stockholders to sell additional assets and, depending on the scope of the proposed asset sales, thereafter to adopt a plan of liquidation that would involve the sale of our remaining assets. In the event of such a determination, the proposed plan of liquidation would be presented to our stockholders for approval. Although we are exploring strategic alternatives and are marketing some of our assets for sale, there is no assurance that this process will result in stockholder liquidity, or provide a return to stockholders that equals or exceeds our estimated value per share.

Our charter requires that we seek stockholder approval of our liquidation if our shares of common stock are not listed on a national securities exchange by March 31, 2018, unless a majority of our independent directors determines that liquidation is not then in the best interest of our stockholders. On March 7, 2018, the conflicts committee unanimously determined to postpone approval of our liquidation while the Special Committee continues to explore strategic alternatives for us. Our charter requires that the conflicts committee revisit the issue of liquidation at least annually.

Our focus in 2018 is to: continue to strategically sell assets and consider special distributions to stockholders; negotiate lease renewals or new leases that facilitate the sales process and enhance property stability for prospective buyers; complete capital projects, such as renovations or amenity enhancements, to attract quality buyers; and continue to assess strategic alternatives.

Nomination of Directors

General

We do not have a standing nominating committee. Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the conflicts committee is responsible for selecting and nominating replacements for vacancies among our independent director positions. Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a vote of a majority of the remaining directors, even if such majority vote is less than a quorum. The board of directors believes that the primary reason for creating a standing nominating committee is to ensure that candidates for independent director positions can be evaluated under a process free from conflicts of interest with us. Because nominations for vacancies in independent director positions are handled by a committee composed only of independent directors, the board of directors has determined that the creation of a standing nominating committee is not necessary. We do not have a charter that governs the director nomination process.

Board Membership Criteria

With respect to filling vacancies for independent director positions, the conflicts committee reviews the appropriate experience, skills and characteristics required of directors in the context of the then-current membership of the board of directors. The full board of directors annually conducts a similar review with respect to all director nominations. This assessment includes, in the context of the perceived needs of the board of directors at that time, issues of knowledge, experience, judgment and skills, such as an understanding of the real estate and real estate finance industries or accounting or financial management expertise. The board of directors seeks to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire board of directors. The board of directors assesses its effectiveness in achieving this goal annually, in part, by reviewing the diversity of the skill sets of the directors and determining whether there are any deficiencies in the board of directors’ collective skill set that should be addressed in the nominating process. The board of directors made such an assessment in connection with director nominations for the annual meeting and determined that the proposed composition of the board of directors, based on the director nominees, satisfies its diversity objectives.

Other considerations in director nominations include the candidate’s independence from conflict with us and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of time in preparation for those meetings. It also is expected that independent directors nominated by the conflicts committee will be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and who are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully manage and dispose of the types of assets we own.

Selection of Directors

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the conflicts committee must nominate replacements for any vacancies among the independent director positions. All director nominees stand for election by our stockholders annually.

In nominating candidates for the board of directors, the board of directors (or the conflicts committee, as appropriate) solicits candidate recommendations from its own members and the management of the Advisor. The board of directors and the conflicts committee may also engage the services of a search firm to assist in identifying potential director nominees.

The board of directors and the conflicts committee will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below. In evaluating the persons recommended as potential directors, the board of directors (or the conflicts committee, as appropriate) will consider each candidate without regard to the source of the recommendation and take into account those factors that they determine are relevant. Stockholders may directly nominate potential directors (without the recommendation of the board of directors or conflicts committee) by satisfying the procedural requirements for such nomination as provided in Article II, Section 2.12 of our bylaws. Any stockholder may request a copy of our bylaws free of charge by calling (866) 584-1381 and selecting “Option 2”.

Stockholder Communications with the Board of Directors

We have established a procedure for stockholders to communicate comments and concerns to the board of directors. Stockholders may contact the board of directors at the following address:

Board of Directors of KBS Real Estate Investment Trust II, Inc.

800 Newport Center Drive, Suite 700

Newport Beach, California 92660

Stockholders should report any complaints or concerns regarding (i) suspected violations or concerns as to compliance with laws, regulations, our Code of Conduct and Ethics or other suspected wrongdoings affecting us or our properties or assets, or (ii) any complaints or concerns regarding our accounting, internal accounting controls, auditing matters, or any concerns regarding any questionable accounting or auditing matters affecting us. Stockholders should report any such suspected violations or other complaints or concerns by any of the following means:

•	Via the Internet at kbsreitii.ethicspoint.com;
•	By calling the toll free Ethics Hotline at (888) 329-6414; or
•	By mailing a description of the suspected violation or concern to:

Audit Committee Chair

c/o KBS Real Estate Investment Trust II, Inc.

800 Newport Center Drive, Suite 700

Newport Beach, CA 92660

Reports made via the Ethics Hotline will be sent to the Compliance Officer, currently the Advisor’s Chief Audit Executive, and the audit committee chair, provided that no person named in the report will receive the report directly.

Stockholders can also communicate directly with the Chairman of the Board at the annual meeting. Although we do not have a policy regarding the attendance of directors at annual meetings of stockholders, we expect that the Chairman of the Board will be present at all such meetings. All of our directors were present at our last annual meeting of stockholders.

Executive Officers and Directors

We have provided below certain information about our executive officers, directors and our director nominee. All of our current directors have terms expiring on the date of the annual meeting. Each of our current directors, with the exception of Mr. McMillan, is being nominated for re-election to serve until the next annual meeting and until his or her successor is elected and qualified. In addition, Mr. Bren is being nominated for election to the board of directors to serve until the next annual meeting and until his successor is elected and qualified.

Name and Address(1)	Position(s)	Age(2)	Year First Became a Director
Peter M. Bren	President and Director Nominee	84	N/A
Charles J. Schreiber, Jr.	Chairman of the Board, Chief Executive Officer and Director	67	2007
Peter McMillan III	Director	61	2008
Jeffrey K. Waldvogel	Chief Financial Officer, Treasurer and Secretary	41	N/A
Stacie K. Yamane	Chief Accounting Officer and Assistant Secretary	54	N/A
Barbara R. Cambon	Independent Director	65	2008
Jeffrey A. Dritley	Independent Director	62	2017
Stuart A. Gabriel, Ph.D.	Independent Director	64	2008

(1) The address of each named executive officer and director is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.

(2) As of November 1, 2018.

Peter M. Bren is our President, a position he has held since August 2007, and a director nominee. He is also Chairman and President of the Advisor, President of KBS REIT I and President of KBS REIT III, positions he has held for these entities since October 2004, June 2005 and January 2010, respectively. In July 2018, Mr. Bren was elected as a director of KBS REIT III. Mr. Bren is President and a director of KBS Growth & Income REIT, positions he has held since January 2015 and July 2017, respectively. Mr. Bren is President and a director of KBS Growth & Income Investor Select Fund I, Inc. (“KBS Investor Select”), positions he has held since July 2017. Mr. Bren is President and a director of KBS Legacy Partners Apartment REIT, positions he has held since August 2009 and July 2009, respectively. Other than de minimis amounts owned by family members or family trusts, Mr. Bren indirectly owns and controls a 33 1/3% interest in KBS Holdings LLC, which is the sole owner of the Advisor and the entity that acted as our dealer manager. KBS Holdings is a sponsor of our company and is a sponsor of KBS REIT I, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II, KBS Growth & Income REIT and KBS Investor Select, which were formed in 2007, 2005, 2009, 2008, 2009, 2013, 2015 and 2017, respectively.

Mr. Bren is Chairman and President of KBS Realty Advisors LLC and is a principal of Koll Bren Schreiber Realty Advisors, Inc., each an active and nationally recognized real estate investment advisor. These entities are registered as investment advisers with the SEC. The first investment advisor affiliated with Messrs. Bren and Schreiber was formed in 1992. As of December 31, 2017, KBS Realty Advisors, together with KBS affiliates, including the Advisor, had been involved in the investment in or management of approximately $24 billion of real estate investments on behalf of institutional investors, including public and private pension plans, endowments and foundations, institutional and sovereign wealth funds, and the investors in us, KBS REIT I, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II and KBS Growth & Income REIT.

Mr. Bren oversees all aspects of the Advisor’s and KBS Realty Advisors’ operations, including the acquisition, management and disposition of individual investments and portfolios of investments for KBS-sponsored programs and KBS-advised investors. He also directs all facets of the Advisor’s and KBS Realty Advisors’ business activities and is responsible for investor relationships.

Mr. Bren has been involved in real estate development, management, acquisition, disposition and financing for more than 40 years and with the acquisition, origination, management, disposition and financing of real estate-related debt investments for more than 30 years. Prior to taking his current positions as Chairman and President of the Advisor and KBS Realty Advisors, he served as the President of The Bren Company, was a Senior Partner of Lincoln

Property Company and was President of Lincoln Property Company, Europe. Mr. Bren is a member of the UCLA Anderson School of Management Board of Advisors and is a founding member of the Richard S. Ziman Center for Real Estate at the UCLA Anderson School of Management.

The board of directors nominated Mr. Bren to serve as one of our directors for reasons including his extensive industry and leadership experience. With more than 40 years of experience in real estate development, management, acquisition, disposition and financing and more than 30 years of experience with the acquisition, origination, management, disposition and financing of real estate-related debt investments, Mr. Bren has the depth and breadth of experience to implement our business strategy. As our President and a principal of the Advisor, Mr. Bren is well-positioned to provide the board of directors with insights and perspectives on the execution of our business strategy, our operations and other internal matters. Further, as a principal of KBS-affiliated investment advisors, as President of KBS REIT I, KBS REIT III, KBS Legacy Partners Apartment REIT and KBS Growth & Income REIT, and as a director of KBS REIT III, KBS Legacy Partners Apartment REIT and KBS Growth & Income REIT, Mr. Bren brings to the board demonstrated management and leadership ability.

Charles J. Schreiber, Jr. is our Chairman of the Board, our Chief Executive Officer and one of our directors, positions he has held since August 2007, August 2007 and July 2007, respectively. He is also the Chief Executive Officer of the Advisor and Chairman of the Board, Chief Executive Officer and a director of KBS REIT I and KBS Growth & Income REIT, positions he has held for these entities since October 2004, June 2005 and January 2015, respectively. Mr. Schreiber is Chairman of the Board, Chief Executive Officer and a director of KBS REIT III, positions he has held since January 2010, January 2010 and December 2009, respectively, and is Chairman of the Board, Chief Executive Officer and a director of KBS Investor Select, positions he has held since July 2017. Other than de minimis amounts owned by family members or family trusts, Mr. Schreiber indirectly owns and controls a 33 1/3% interest in KBS Holdings LLC, which is the sole owner of the Advisor and the entity that acted as our dealer manager. KBS Holdings is a sponsor of our company and is a sponsor of KBS REIT I, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II, KBS Growth & Income REIT and KBS Investor Select, which were formed in 2007, 2005, 2009, 2008, 2009, 2013, 2015 and 2017, respectively.

Mr. Schreiber is the Chief Executive Officer of KBS Realty Advisors LLC and is a principal of Koll Bren Schreiber Realty Advisors, Inc., each an active and nationally recognized real estate investment advisor. These entities are registered as investment advisers with the SEC. The first investment advisor affiliated with Messrs. Bren and Schreiber was formed in 1992. As of December 31, 2017, KBS Realty Advisors, together with KBS affiliates, including the Advisor, had been involved in the investment in or management of approximately $24 billion of real estate investments on behalf of institutional investors, including public and private pension plans, endowments and foundations, institutional and sovereign wealth funds, and the investors in us, KBS REIT I, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II and KBS Growth & Income REIT.

Mr. Schreiber oversees all aspects of the Advisor’s and KBS Realty Advisors’ operations, including the acquisition, management and disposition of individual investments and portfolios of investments for KBS-sponsored programs and KBS-advised investors. He also directs all facets of the Advisor’s and KBS Realty Advisors’ business activities and is responsible for investor relationships.

Mr. Schreiber has been involved in real estate development, management, acquisition, disposition and financing for more than 40 years and with the acquisition, origination, management, disposition and financing of real estate-related debt investments for more than 30 years. Prior to teaming with Mr. Bren in 1992, he served as the Executive Vice President of Koll Investment Management Services and Executive Vice President of Acquisitions/Dispositions for The Koll Company. During the mid-1970s through the 1980s, he was Founder and President of Pacific Development Company and was previously Senior Vice President/Southern California Regional Manager of Ashwill-Burke Commercial Brokerage.

Mr. Schreiber graduated from the University of Southern California with a Bachelor’s Degree in Finance with an emphasis in Real Estate. During his four years at USC, he did graduate work in the then newly formed Real Estate Department in the USC Graduate School of Business. He is currently an Executive Board Member for the USC Lusk Center for Real Estate at the University of Southern California Marshall School of Business/School of Policy,

Planning and Development. Mr. Schreiber also serves as a member of the Executive Committee for the Public Non-Listed REIT Council for the National Association of Real Estate Investment Trusts. He is also a member of the National Council of Real Estate Investment Fiduciaries. Mr. Schreiber has served as a member of the board of directors and executive committee of The Irvine Company since August 2016, and since December 2016, Mr. Schreiber has served on the Board of Trustees of The Irvine Company.

The board of directors has concluded that Mr. Schreiber is qualified to serve as a director, Chairman of the Board and as our Chief Executive Officer for reasons including his extensive industry and leadership experience. Since the formation of the first investment advisor affiliated with Messrs. Bren and Schreiber in 1992, and through December 31, 2017, Mr. Schreiber had been involved in the investment in or management of over $24 billion of real estate investments through KBS affiliates. With more than 40 years of experience in real estate development, management, acquisition and disposition and more than 30 years of experience with the acquisition, origination, management, disposition and financing of real estate-related debt investments, he has the depth and breadth of experience to implement our business strategy. He gained his understanding of the real estate and real estate-finance markets through hands-on experience with acquisitions, asset and portfolio management, asset repositioning and dispositions. As our Chief Executive Officer and a principal of the Advisor, Mr. Schreiber is best-positioned to provide the board of directors with insights and perspectives on the execution of our business strategy, our operations and other internal matters. Further, as a principal of KBS-affiliated investment advisors, as Chief Executive Officer, Chairman of the Board and a director of KBS REIT I, KBS REIT III and KBS Growth & Income REIT, and as a director and trustee of The Irvine Company, Mr. Schreiber brings to the board of directors demonstrated management and leadership ability.

Peter McMillan III is one of our directors, a position he has held since August 2007. From August 2007 through August 2018, he was also one of our Executive Vice Presidents, our Treasurer and Secretary. He is also an Executive Vice President, the Treasurer and Secretary and a director of KBS REIT I, positions he has held since June 2005. He is President, Chairman of the Board and a director of KBS Strategic Opportunity REIT and KBS Strategic Opportunity REIT II, positions he has held for these entities since December 2008 and February 2013, respectively. He is also an Executive Vice President of KBS Legacy Partners Apartment REIT, which position he has held since August 2009. From January 2015 through February 2017, Mr. McMillan was an Executive Vice President, Treasurer, Secretary and a director of KBS Growth & Income REIT. From January 2010 through July 2018, Mr. McMillan was an Executive Vice President, Treasurer, Secretary and a director of KBS REIT III. Mr. McMillan owns and controls a 50% interest in GKP Holding LLC. GKP Holding owns a 33 1/3% interest in KBS Holdings LLC, which is the sole owner of the Advisor and the entity that acted as our dealer manager. KBS Holdings is a sponsor of our company and is a sponsor of KBS REIT I, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II, KBS Growth & Income REIT and KBS Investor Select, which were formed in 2007, 2005, 2009, 2008, 2009, 2013, 2015 and 2017, respectively.

Mr. McMillan is a Partner and co-owner of Temescal Canyon Partners LP, an investment advisor formed in 2013 to manage a multi-strategy hedge fund on behalf of investors. Mr. McMillan is also a co-founder and the Managing Partner of Willowbrook Capital Group, LLC, an asset management company. In addition, since November 2017, Mr. McMillan has served as Chairman and a director for Keppel-KBS US REIT Management Pte. Ltd., which is the manager of Keppel-KBS US REIT. Prior to forming Willowbrook in 2000, Mr. McMillan served as an Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75.0 billion in assets, including residential and commercial mortgage-backed securities, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments. Before joining SunAmerica in 1989, he served as Assistant Vice President for Aetna Life Insurance and Annuity Company with responsibility for the company’s $6.0 billion fixed income portfolios. Mr. McMillan received his Master of Business Administration in Finance from the Wharton Graduate School of Business at the University of Pennsylvania and his Bachelor of Arts Degree with honors in Economics from Clark University. Mr. McMillan is a member of the board of directors of TCW Funds, Inc. and TCW Strategic Income Fund, Inc., is chairman of the board of trustees of TCW Alternative Funds and is a member of the board of trustees of Metropolitan West Funds.

Jeffrey K. Waldvogel is our Chief Financial Officer, a position he has held since June 2015. In August 2018, he was also elected our Treasurer and Secretary. He is also the Chief Financial Officer of the Advisor, and Chief Financial Officer and Assistant Secretary of KBS REIT I, positions he has held since June 2015. Since June

2015, he has served as Chief Financial Officer of KBS REIT III, and in July 2018, he was elected Treasurer and Secretary of KBS REIT III. He is also the Chief Financial Officer, Treasurer and Secretary of KBS Growth & Income REIT, positions he has held since June 2015, April 2017 and April 2017, respectively. Mr. Waldvogel also is Chief Financial Officer, Treasurer and Secretary of KBS Investor Select, positions he has held since July 2017. He is also the Chief Financial Officer, Treasurer and Secretary of KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Strategic Opportunity REIT II, positions he has held for these entities since June 2015.

Mr. Waldvogel has been employed by an affiliate of the Advisor since November 2010. With respect to the KBS-sponsored REITs advised by the Advisor, he served as the Director of Finance and Reporting from July 2012 to June 2015 and as the VP Controller Technical Accounting from November 2010 to July 2012. In these roles Mr. Waldvogel was responsible for overseeing internal and external financial reporting, valuation analysis, financial analysis, REIT compliance, debt compliance and reporting, and technical accounting.

Prior to joining an affiliate of the Advisor in 2010, Mr. Waldvogel was an audit senior manager at Ernst & Young LLP. During his eight years at Ernst & Young LLP, where he worked from October 2002 to October 2010, Mr. Waldvogel performed or supervised various auditing engagements, including the audit of financial statements presented in accordance with GAAP, as well as financial statements prepared on a tax basis. These auditing engagements were for clients in a variety of industries, with a significant focus on clients in the real estate industry.

In April 2002, Mr. Waldvogel received a Master of Accountancy Degree and Bachelor of Science from Brigham Young University in Provo, Utah. Mr. Waldvogel is a Certified Public Accountant (California).

Stacie K. Yamane is our Chief Accounting Officer, a position she has held since October 2008. In August 2018, she was also elected our Assistant Secretary. From July 2007 to December 2008, Ms. Yamane served as our Chief Financial Officer and from July 2007 to October 2008, she served as our Controller. Ms. Yamane is also the Chief Accounting Officer, Portfolio Accounting of the Advisor and Chief Accounting Officer of KBS REIT I, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT II, KBS Growth & Income REIT and KBS Investor Select, positions she has held for these entities since October 2008, October 2008, January 2010, August 2009, August 2009, February 2013, January 2015 and July 2017, respectively. From October 2004 to October 2008, Ms. Yamane served as Fund Controller of the Advisor; from June 2005 to December 2008, she served as Chief Financial Officer of KBS REIT I and from June 2005 to October 2008, she served as Controller of KBS REIT I.

Ms. Yamane also serves as Senior Vice President/Controller, Portfolio Accounting for KBS Realty Advisors LLC, a position she has held since 2004. She served as a Vice President/Portfolio Accounting with KBS-affiliated investment advisors from 1995 to 2004. At KBS Realty Advisors, from 2004 through 2015, Ms. Yamane was responsible for client accounting/reporting for two real estate portfolios. These portfolios consisted of industrial, office and retail properties as well as land parcels. Ms. Yamane worked closely with portfolio managers, asset managers, property managers and clients to ensure the completion of timely and accurate accounting, budgeting and financial reporting. In addition, she assisted in the supervision and management of KBS Realty Advisors’ accounting department.

Prior to joining an affiliate of KBS Realty Advisors in 1995, Ms. Yamane was an audit manager at Kenneth Leventhal & Company, a CPA firm specializing in real estate. During her eight years at Kenneth Leventhal & Company, Ms. Yamane performed or supervised a variety of auditing, accounting and consulting engagements including the audit of financial statements presented in accordance with GAAP, as well as financial statements presented on a cash and tax basis, the valuation of asset portfolios and the review and analysis of internal control systems. Her experiences with various KBS-affiliated entities and Kenneth Leventhal & Company give her almost 30 years of real estate experience.

Ms. Yamane received a Bachelor of Arts Degree in Business Administration with a dual concentration in Accounting and Management Information Systems from California State University, Fullerton. She is a Certified Public Accountant (inactive California).

Barbara R. Cambon is one of our independent directors and is the chair of the conflicts committee and the chair of the Special Committee, positions she has held since March 2008, March 2008 and January 2016, respectively.

Ms. Cambon is also an independent director, chair of the conflicts committee and chair of the special committee of KBS REIT I, positions she has held for this entity since June 2005, June 2005 and January 2016, respectively, and she is an independent director and chair of the conflicts committee of KBS REIT III, positions she has held for this entity since September 2010. From April 2009 to December 2010, she served as Chief Operating Officer of Premium One Asset Management LLC, a company whose business focuses on providing investment management services to investors. From October 2003 to October 2009, she also served as a Managing Member of Snowcreek Management LLC, a real estate asset management company whose business activities focus on residential development projects for institutional investors. As Managing Member, Ms. Cambon provided asset management services to an institutional partnership investment in residential real estate development. She has been involved in the real estate investment business for over 30 years, principally working with institutional capital sources and investment programs. From November 1999 until October 2002, she served as a Principal of Los Angeles-based Colony Capital, LLC, a private real estate investment firm, and from April 2000 until October 2002, she also served as its Chief Operating Officer. Prior to joining Colony Capital in 1999, Ms. Cambon was President and founder of Institutional Property Consultants, Inc., a real estate consulting company. She is a past director and chairman of the board of the Pension Real Estate Association and past director of the National Council of Real Estate Investment Fiduciaries. Ms. Cambon serves on the Policy Advisory Board of the University of San Diego Burnham-Moores Center for Real Estate. Ms. Cambon previously served on the board of directors of Neighborhood National Bancorp, Amstar Advisers and BioMed Realty Trust, Inc. Ms. Cambon received a Master of Business Administration from Southern Methodist University and a Bachelor of Science Degree in Education from the University of Delaware.

The board of directors has concluded that Ms. Cambon is qualified to serve as an independent director and as the chair of the conflicts committee for reasons including her expertise in real estate investment and management. Ms. Cambon’s over 30 years of experience investing in, managing and disposing of real estate on behalf of investors give her a wealth of knowledge and experiences from which to draw in advising our company. As former Managing Member of her own real estate asset management company, Ms. Cambon is acutely aware of the operational challenges facing companies such as ours. Further, her service as a director and chair of the conflicts committee of KBS REIT I and KBS REIT III, both public REITs, and as a former director of Neighborhood National Bancorp, Amstar Advisers and BioMed Realty Trust, Inc., gives her additional perspective and insight into large public companies such as ours.

Jeffrey A. Dritley is one of our independent directors, a position he has held since October 2017. He is also an independent director of KBS REIT III, a position he has held since October 2017. Mr. Dritley is Founder and Managing Partner of Kearny Real Estate Company. Kearny, headquartered in Los Angeles, is a partnership of experienced real estate professionals active in the acquisition, entitlement, repositioning, development, leasing, management and disposition of large, complex commercial projects in Southern California. Since 1993, Kearny has been involved in approximately $4.4 billion of projects including the acquisition and work-out of approximately $2.3 billion of distressed real estate debt.

From 1993 to 2001, Mr. Dritley served as a Managing Director of Morgan Stanley, where he was responsible for the Morgan Stanley Real Estate Fund’s (“MSREF”) West Coast operations and was a member of the global investment committee. During his tenure, MSREF was involved in over $3 billion of transactions, including significant acquisitions, refinancings and work-outs. From 1986 to 1993, Mr. Dritley was employed by The Koll Company, a major real estate development company in the western United States. From 1979 to 1984, Mr. Dritley was employed by Peat, Marwick, Mitchell in Kansas City and New York City.

Mr. Dritley has 30 years of experience in the real estate industry. His experience has ranged from the acquisition, entitlement, development and redevelopment of over 14 million square feet of properties in Southern California, to creating and managing an organization with over 100 employees in the United States, Europe and Asia focused on buying and restructuring non-performing loans.

From 2009 to 2016 Mr. Dritley served as a director, chairman of the compensation committee and member of the investment committee of Bixby Land Company, a private REIT with assets exceeding $1 billion, and from 2008 to 2016, he served as a Senior Advisor to Trigate Property Partners, a real estate private equity firm that manages a partnership with CalSTRS. He also has been active in several professional organizations, including the Los Angeles County Economic Development Corporation, for which he served on the Executive Committee, the Urban Land Institute and the Los Angeles Chapter of NAIOP, of which he is a past president. His community involvement included serving on the board of the Neighborhood Youth Association in Venice, California and volunteering his time for youth sports and Boy Scouts. Mr. Dritley is a Certified Public Accountant and holds a Bachelor’s Degree in Business Administration from the University of Missouri and an MBA from Harvard Business School.

The board of directors has concluded that Mr. Dritley is qualified to serve as an independent director for reasons including his expertise in real estate acquisition, restructuring and disposition. His over 30 years of experience in the real estate industry gives him significant experience that will be of great benefit to our company and make him well-positioned to advise the board of directors with respect to potential investment, restructuring and disposition opportunities. As Founder and Managing Partner of Kearny Real Estate Company, Mr. Dritley has encountered the myriad of practical, operational and other challenges that face large real estate companies like ours. Further, in the course of serving on the board of directors of Bixby Land Company and as a Senior Advisor to Trigate Property Partners, Mr. Dritley has developed strong leadership and consensus building skills that are a valuable asset to the board of directors. In addition, as a Certified Public Accountant, he possesses valuable expertise in evaluating the financial and operational results of companies such as ours.

Stuart A. Gabriel, Ph.D. is one of our independent directors and is chair of the audit committee, positions he has held since March 2008 and August 2018, respectively. Professor Gabriel is also an independent director of KBS REIT I and KBS REIT III, positions he has held for these entities since June 2005 and September 2010, respectively, and is chair of the audit committee of KBS REIT III, a position he has held since August 2018. Since June 2007, Professor Gabriel has served as Director of the Richard S. Ziman Center for Real Estate and Professor of Finance and Arden Realty Chair at the UCLA Anderson School of Management. Prior to joining UCLA he was Director and Lusk Chair in Real Estate at the USC Lusk Center for Real Estate, a position he held from 1999 to 2007. Professor Gabriel also served as Professor of Finance and Business Economics in the Marshall School of Business at the University of Southern California, a position he held from 1990 to 2007. He received a number of awards at UCLA and USC for outstanding graduate teaching. In 2004, he was elected President of the American Real Estate and Urban Economics Association. Professor Gabriel serves on the editorial boards of seven academic journals. He is also a Fellow of the Homer Hoyt Institute for Advanced Real Estate Studies. Since March 2016, Professor Gabriel has served on the board of directors of KB Home and is a member of its audit committee. Professor Gabriel has published extensively on the topics of real estate finance and urban and regional economics. His teaching and academic research experience include analysis of real estate and real estate capital markets performance as well as structured finance products, including credit default swaps, commercial mortgage-backed securities and collateralized debt obligations. Professor Gabriel serves as a consultant to numerous corporate and governmental entities. From 1986 through 1990, Professor Gabriel served on the economics staff of the Federal Reserve Board in Washington, D.C. He also has been a Visiting Scholar at the Federal Reserve Bank of San Francisco. Professor Gabriel holds a Ph.D. in Economics from the University of California, Berkeley.

The board of directors has concluded that Professor Gabriel is qualified to serve as an independent director for reasons including his extensive knowledge and understanding of the real estate and finance markets and real estate finance products. As a professor of real estate finance and economics, Professor Gabriel brings unique perspective to the board of directors. His years of research and analysis of the real estate and finance markets make Professor Gabriel well-positioned to advise us with respect to our investment and financing strategy. This expertise also makes him an invaluable resource for assessing and managing risks facing our company. Through his experience as a director of KBS REIT I, KBS REIT III and KB Home, he also has an understanding of the requirements of serving on a public company board.

Compensation of Executive Officers

Our executive officers do not receive compensation directly from us for services rendered to us. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in, the Advisor, and/or its affiliates, and our executive officers are compensated by these entities, in part, for their services to us. See “– The Conflicts Committee – Certain Transactions with Related Persons” for a discussion of the fees paid to the Advisor and its affiliates.

Compensation of Directors

If a director is also one of our executive officers, we do not pay any compensation to that person for services rendered as a director. The amount and form of compensation payable to our independent directors for their service to us is determined by the conflicts committee, based upon recommendations from the Advisor. Two of our executive officers, Messrs. Bren and Schreiber, manage and control the Advisor, and through the Advisor, they are involved in recommending and setting the compensation to be paid to our independent directors.

In order to attract and retain qualified individuals to serve as independent directors and in conjunction with the search for an independent director candidate to fill a vacancy on our board of directors at the time, the conflicts committee engaged Pearl Meyer, an independent executive compensation consultant, to conduct a review and make recommendations to the conflicts committee relating to the committee’s review of the compensation to be paid to independent directors. The conflicts committee instructed Pearl Meyer to identify a peer group of companies to determine how our independent director compensation compared to this group, to provide an analysis of the compensation paid to the independent directors of the peer group and paid to each of our independent directors and then to advise the conflicts committee with respect to such analysis. Pearl Meyer did not provide any additional services to us or the conflicts committee. Pearl Meyer was also engaged by the conflicts committee of an entity affiliated with us to provide the same analysis and advice with respect to the compensation of its independent directors. Based on consultation with and the study presented by Pearl Meyer and the recommendations contained therein, the conflicts committee’s own review of the Pearl Meyer study and the recommendation of the Advisor, the conflicts committee approved a revised compensation structure for our independent directors on October 31, 2017.

We have provided below certain information regarding compensation earned by or paid to our directors during fiscal year 2017.

Name	Fees Earned or Paid in Cash in 2017(1)	All Other Compensation	Total
Hank Adler(2)	$39,832	$–	$39,832
Barbara R. Cambon	138,675	–	138,675
Jeffrey A. Dritley(3)	25,869	–	25,869
Stuart A. Gabriel, Ph.D.	124,675	–	124,675
Peter McMillan III(4)	–	–	–
Charles J. Schreiber, Jr.(4)	–	–	–

(1)	Fees Earned or Paid in Cash in 2017 include meeting fees earned in 2016 but paid in the first quarter of 2017 as follows: Professor Adler $11,333, Ms. Cambon $14,333, and Professor Gabriel $11,333.

(2)	Mr. Adler resigned from the board of directors effective March 27, 2017.

(3)	Mr. Dritley was appointed to our board of directors on October 31, 2017.

(4)	Directors who are also our executive officers do not receive compensation for services rendered as a director.

Cash Compensation

Through October 30, 2017, we compensated each of our independent directors with an annual retainer of $40,000. In addition, we paid our independent directors for attending board of directors, audit committee, conflicts committee and Special Committee meetings, as follows:

•	$2,500 for each board of directors meeting attended;
•	$2,500 for each audit or conflicts committee meeting attended (except that the committee chairman was paid $3,000 for each audit or conflicts committee meeting attended);
•	$2,000 for each Special Committee meeting attended (except that the committee chairman was paid $3,000 for each Special Committee meeting attended);
•	$2,000 for each teleconference board of directors meeting attended;
•

$2,000 for each teleconference audit or conflicts committee meeting attended (except that the committee chairman was paid $3,000 for each teleconference audit or conflicts committee meeting attended); and

•	$2,000 for each teleconference Special Committee meeting attended (except that the committee chairman was paid $3,000 for each Special Committee teleconference meeting attended).

All directors received reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at board of directors meetings and committee meetings.

As discussed above, on October 31, 2017, the conflicts committee approved a revised compensation structure for our independent directors. Commencing on October 31, 2017, we will compensate each of our independent directors with an annual retainer of $135,000. In addition, we will pay our independent directors for attending board of directors, audit committee, conflicts committee and Special Committee meetings as follows:

•

each member of the audit committee and conflicts committee will be paid $10,000 annually for service on such committees (except that the chair of each of the audit committee and conflicts committee will be paid $20,000 annually for service as the chair of such committees);

•

after the tenth board of directors meeting of each calendar year, each independent director will be paid (i) $2,500 in cash for each in-person board of directors meeting attended for the remainder of the calendar year and (ii) $2,000 in cash for each teleconference board of directors meeting attended for the remainder of the calendar year;

•

after the tenth audit committee meeting of each calendar year, each member of the audit committee will be paid (i) $2,500 in cash for each in-person audit committee meeting attended for the remainder of the calendar year and (ii) $2,000 in cash for each teleconference audit committee meeting attended for the remainder of the calendar year (except that the audit committee chair will be paid $3,000 for each in-person and teleconference audit committee meeting attended after the tenth audit committee meeting of each calendar year, for the remainder of each calendar year);

•

after the tenth conflicts committee meeting of each calendar year, each member of the conflicts committee will be paid (i) $2,500 in cash for each in-person conflicts committee meeting attended for the remainder of the calendar year and (ii) $2,000 in cash for each teleconference conflicts committee meeting attended for the remainder of the calendar year (except that the conflicts committee chair will be paid $3,000 for each in-person and teleconference conflicts committee meeting attended after the tenth conflicts committee meeting of each calendar year, for the remainder of each calendar year); and

•

each member of the Special Committee will be paid (i) $2,000 in cash for each in-person Special Committee meeting attended and (ii) $2,000 in cash for each teleconference Special Committee meeting attended (except that the Special Committee chair will be paid $3,000 for each in-person and teleconference Special Committee meeting attended).

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at board of directors meetings and committee meetings.

STOCK OWNERSHIP

The following table shows, as of December 4, 2018, the amount of our common stock beneficially owned (unless otherwise indicated) by (i) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) our directors and director nominee, (iii) our executive officers, and (iv) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of all Shares
KBS Capital Advisors LLC	20,000(3)	*
Peter M. Bren, President and Director Nominee	20,000(3)	*
Barbara R. Cambon, Independent Director	–	–
Jeffrey A. Dritley, Independent Director	–	–
Stuart A. Gabriel, Ph.D., Independent Director	2,680	*
Peter McMillan III, Director	20,000(3)	*
Charles J. Schreiber, Jr., Chairman of the Board, Chief Executive Officer and Director	20,000(3)	*
Jeffrey K. Waldvogel, Chief Financial Officer, Treasurer and Secretary	–	–
Stacie K. Yamane, Chief Accounting Officer and Assistant Secretary	–	–
All executive officers and directors as a group	22,680 (3)	*

*	Less than 1% of the outstanding common stock.
(1)	The address of each named beneficial owner is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.
(2)	None of the shares is pledged as security.
(3)	Includes 20,000 shares owned by the Advisor, which is indirectly owned and controlled by Messrs. Bren, Hall, McMillan and Schreiber.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, executive officers, and any persons beneficially owning more than 10% of our common stock are required to report their initial ownership of the common stock and most changes in that ownership to the SEC. The SEC has designated specific due dates for these reports, and we are required to identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe all persons subject to the Section 16 reporting requirements filed the reports on a timely basis in 2017.

PROPOSAL 1.  ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of five members of the board of directors. Those persons elected will serve as directors until the next annual meeting and until their successors are duly elected and qualified. The board of directors has nominated (i) Charles J. Schreiber, Jr., Barbara R. Cambon, Jeffrey A. Dritley and Stuart A. Gabriel, Ph.D. for re-election as directors and (ii) Peter M. Bren for election as a director.

Detailed information on each nominee is provided under “Certain Information About Management — Executive Officers and Directors.”

Vote Required

Under our charter, a majority of the shares of common stock present in person or by proxy at an annual meeting at which a quorum is present is required for the election of the directors. This means that, of the shares of common stock present in person or by proxy at an annual meeting, a director nominee needs to receive affirmative votes from a majority of such shares of common stock in order to be elected to the board of directors. Because of this majority vote requirement, “withhold” votes and broker non-votes will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR all of the director nominees listed above. If any nominee becomes unable or unwilling to stand for election, the board of directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (i) via the Internet, (ii) by telephone or (iii) if you receive a paper copy of our proxy materials, by mail, using the paper proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL

NOMINEES LISTED FOR ELECTION AS DIRECTORS.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

At the annual meeting, you and the other stockholders will vote on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

During the year ended December 31, 2017, Ernst & Young LLP served as our independent registered public accounting firm and provided certain tax and other services. Ernst & Young LLP has served as our independent registered public accounting firm since our formation. The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the audit committee takes into account the opinions of management and our internal auditors in assessing the independent registered public accounting firm’s qualifications, performance and independence.

Although not required by law or our governance documents, we believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. Even if the appointment of Ernst & Young LLP is ratified, the audit committee may, however, select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in our best interest. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws. If the appointment of Ernst & Young LLP is not ratified by our stockholders, the audit committee may consider whether it should appoint another independent registered public accounting firm.

Vote Required

Under our bylaws, a majority of the votes cast at an annual meeting at which a quorum is present is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018. Abstentions will not count as votes actually cast with respect to determining if a majority vote is obtained under our bylaws and will have no effect on the determination of this proposal.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (i) via the Internet, (ii) by telephone or (iii) if you receive a paper copy of our proxy materials, by mail, using the paper proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018.

STOCKHOLDER PROPOSALS

Any proposals by stockholders for inclusion in our proxy solicitation material for our next annual meeting of stockholders must be received by our Secretary, Mr. Waldvogel, at our executive offices no later than August 19, 2019. However, if we hold the next annual meeting before January 27, 2020 or after March 27, 2020, stockholders must submit proposals for inclusion in our next proxy statement within a reasonable time before we begin to print our proxy materials. The mailing address of our executive offices is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660. If a stockholder wishes to present a proposal at the next annual meeting, whether or not the proposal is intended to be included in the next proxy materials, our bylaws require that the stockholder give advance written notice to our Secretary by September 18, 2019.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the annual meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

Appendix A

Capitalized terms used herein shall have the meaning set forth in our charter.

Independent Directors. The directors of the Corporation who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or Advisor of the Corporation.

(a) A director shall be deemed to be associated with the Sponsor or Advisor if he or she:

(i) owns an interest in the Sponsor, Advisor or any of their Affiliates;

(ii) is employed by the Sponsor, Advisor or any of their Affiliates;

(iii) is an officer or director of the Sponsor, Advisor or any of their Affiliates;

(iv) performs services, other than as a director, for the Corporation;

(v) is a director for more than three REITs organized by the Sponsor or advised by the Advisor; or

(vi) has any material business or professional relationship with the Sponsor, Advisor or any of their Affiliates.

(b) Consistent with (a)(v) above, serving as an independent director of or receiving independent director fees from or owning an interest in a REIT or other real estate program organized by the Sponsor or advised or managed by the Advisor or its Affiliates shall not, by itself, cause a director to be deemed associated with the Sponsor or the Advisor.

(c) For purposes of determining whether or not a business or professional relationship is material pursuant to (a)(vi) above, the annual gross revenue derived by the director from the Sponsor, Advisor and their Affiliates (excluding fees for serving as an independent director of the Corporation or other REIT or real estate program organized or advised or managed by the Advisor or its Affiliates) shall be deemed material per se if it exceeds 5% of the director’s:

(i) annual gross revenue, derived from all sources, during either of the last two years; or

(ii) net worth, on a fair market value basis.

(d) An indirect relationship shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, Advisor any of their Affiliates or the Corporation.

A-1

C/O DST SYSTEMS, INC. P.O. BOX 219015 KANSAS CITY, MO 64121

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote by Internet you do not have to return your proxy card.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. If you vote by phone you do not have to return your proxy card.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E53439-P15663-Z73635	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KBS REAL ESTATE INVESTMENT TRUST II, INC.		For All	Withhold All	For All Except	*To Withhold authority to vote for any individual nominee(s), mark the “For All Except” box and write the number of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR all nominees listed in Proposal 1.		☐	☐	☐
1.	Election of Directors

01) Schreiber 02) Bren 03) Cambon 04) Dritley 05) Gabriel

The Board of Directors recommends a vote FOR Proposal 2 as described in the proxy statement.						For	Against	Abstain

2.	The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2018.					☐	☐	☐

Please sign exactly as your name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Tuesday, February 26, 2019

2:00 p.m. Pacific

At

Offices of KBS

800 Newport Center Drive, First Floor, Suite 140 Conference Center

Newport Beach, California 92660

Your Vote is Important!

FOLD HERE BEFORE INSERTING INTO RETURN ENVELOPE

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E53440-P15663-Z73635

KBS Real Estate Investment Trust II, Inc.

800 NEWPORT CENTER DRIVE • FIRST FLOOR • SUITE 140 CONFERENCE CENTER

NEWPORT BEACH • CALIFORNIA 92660

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Peter M. Bren, Charles J. Schreiber, Jr., Jeffrey K. Waldvogel and Stacie K. Yamane, and each of them, as proxy and attorney-in-fact, each with the power to appoint his or her substitute, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of stockholders of KBS REAL ESTATE INVESTMENT TRUST II, INC. to be held on February 26, 2019, and at any adjournments or postponements thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the notice of annual meeting of stockholders, the proxy statement and the annual report.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “FOR” Proposal 2. The proxies are authorized to vote upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, the power and authority to adjourn or postpone the annual meeting to a date not more than 120 days after the record date in the event that a quorum is not obtained by the February 26, 2019 meeting date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The following materials are available at www.proxyvote.com: Notice and Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2017.

KBS Real Estate Investment Trust II Vote your shares today! December 15, 2018 Dear Stockholder, Thank you for supporting KBS Real Estate Investment Trust II (KBS REIT II). As a stockholder in KBS REIT II it is important that we receive your vote so that we may hold the Annual Meeting of Stockholders and avoid having to adjourn the meeting. It will also prevent the Fund from spending additional money soliciting your vote. Please see the definitive proxy statement for more information about the proposals to be considered at the Annual Meeting. Voting by one of the following methods is quick and easy. If convenient for you, please call us or vote online so that your vote will be received in time for the Annual Meeting on February 26, 2019. Please help us by voting your shares as soon as possible. Thank you in advance for your vote. Sincerely, Jeffrey Waldvogel Chief Financial Officer FOUR WAYS TO VOTE PHONE ONLINE QR CODE MAIL WITHOUT A PROXY CARD WWW.PROXYVOTE.COM WITH A SMARTPHONE VOTE PROCESSING Call 1-844-858-7384 Monday Please have your proxy card Vote by scanning the Mark, sign and date your to Friday, 9:00 a.m. to 9:00 p.m. ET in hand when accessing the Quick Response Code ballot and return it in the to speak with a proxy specialist. website. There are easy-to-follow or “QR Code” on the postage-paid envelope directions to help you complete Proxy Card/VIF enclosed. provided. WITH A PROXY CARD the electronic voting instruction Call 1-800-690-6903 with a form. touch-tone phone to vote using an automated system. P15663-LTR